Exhibit 5



Great Plains Energy Incorpoated
1201 Walnut
Kansas City, MO  64106

Ladies and Gentlemen:

     As counsel to the Company, in connection with the filing by the Company with the Securities and Exchange Commission (the "COMMISSION") of the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") with respect to up to $300,000,000 maximum aggregate offering price of (1) Senior Debt Securities (the "SENIOR DEBT SECURITIES") to be issued by the Company, (2) Subordinated Debt Securities (the "SUBORDINATED DEBT SECURITIES") to be issued by the Company, (3) Trust Preferred Securities to be issued by one or more business trusts (the "TRUST PREFERRED SECUTITIES"), (4) the Company's guarantees (the "GUARANTEES") relating to the Trust Preferred Securities, (5) Common Stock (the "COMMON STOCK"), to be issued by the Company, (6) contracts to purchase shares of Common Stock (the "STOCK PURCHASE CONTRACTS") and (7) units, each comprised of a Stock Purchase Contract and either Senior Debt Securities or Subordinated Debt Securities, debt obligations of third parties (including U.S. Treasury securities) or Trust Preferred Securities, in each such case pledged to secure the holder's obligations to purchase Common Stock under the Stock Purchase Contract (the "STOCK PURCHASE UNITS"), together with the foregoing securities, (the "SECURITIES"), in each case, to be issued and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "SECURITIES ACT").

     The Senior Debt Securities will be issued pursuant to the form of Indenture (Exhibit 4.c) between the Company and The Bank of New York, as trustee (the "SENIOR INDENTURE"), the Subordinated Debt Securities will be issued pursuant to the form of Indenture (Exhibit 4.e) between the Company and The Bank of New York (the "SUBORDINATED INDENTURE") and the Guarantees will be issued pursuant to one or more guarantee agreements between the Company and the trustee named therein (each, a "GUARANTEE AGREEMENT") (Exhibit 4.g).

     I have reviewed copies of the Registration Statement (including the exhibits thereto), the Articles of Incorporation and By-Laws of the Company as in effect on the date hereof, corporate and other relevant documents, records and papers. I am a member of the Bar of the State of Missouri and, for purposes of this opinion, do not hold


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myself out as an expert of the laws of any jurisdiction other than the State of Missouri.

     On the basis of such review and assuming that (i) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or "blue sky" laws of various states shall have been complied with, (ii) appropriate resolutions have been adopted by the Board of Directors of the Company and (iii) the applicable Securities have been issued and sold upon the terms specified in such resolutions and in any required orders of the Commission or other applicable regulatory approvals, I am of the opinion that:

     1. When (i) the Senior Indenture to be entered into, or otherwise executed or adopted, in connection with the issuance of the Senior Debt Securities, (ii) the Subordinated Indenture executed or adopted, in connection with the issuance of the Subordinated Debt Securities or (iii) the Guarantee Agreements, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Debt Securities, the Subordinated Debt Securities and the Guarantees, as the case may be, have been duly executed, authenticated, delivered and paid for in accordance with the terms of the Senior Indenture, the Subordinated Indenture and the Guarantee Agreements, respectively, and on the terms and conditions set forth in the Registration Statement, the prospectus contained therein and the applicable supplement thereto, the Senior Debt Securities, the Subordinated Debt Securities and the Guarantees will be legally issued and will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights.

     2. When (i) the applicable Trust has been duly created, (ii) the Trust Agreement for such Trust has been duly executed and delivered by the proper officers of the Company, and (iii) the Trust Preferred Securities of such Trust have been executed, delivered and paid for in accordance with the terms of such Trust Agreement and on the terms and conditions set forth in the Registration Statement, the prospectus contained therein and the applicable supplement thereto, the Trust Preferred Securities of such Trust will represent valid, fully paid and nonassessable undivided beneficial interests in the assets of such Trust.

     3. When the Common Stock has been issued and sold on the terms and conditions set forth in the Registration Statement, the prospectus contained therein and the applicable supplement

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				 Great Plains Energy Incorporated
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          thereto and, if issued pursuant to Stock Purchase Contracts,
          Stock Purchase Units or warrants, in accordance with the terms thereof, and upon receipt by the Company of the full purchase price thereof, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     4.   When (i) the Stock Purchase Contracts or Stock Purchase
          Units have been issued and sold on the terms and conditions set forth in the Registration Statement, the prospectus contained therein and the applicable supplement thereto and (ii) the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto, the Stock Purchase Contracts or Stock Purchase Units will be valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the related prospectus.

                         Very truly yours,

			 /s/Jeanie Sell Latz

                         Jeanie Sell Latz
                         Senior Vice President-Corporate
                         Services and Secretary